                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

FILED BY THE REGISTRANT /x/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:

/ / Preliminary Proxy Statement
/x/ Definitive Proxy Statement

/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                          IBIS TECHNOLOGY CORPORATION
                (Name of Registrant as Specified In Its Charter)


                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/x/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

[IBIS Technology LOGO]


                                                                  March 31, 1998


Dear Stockholder,

     You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Ibis Technology Corporation (the "Company") to be held at 10:00 a.m. on Thursday, May 14, 1998 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923.

     At the Annual Meeting, three persons will be elected to the Board of Directors. The Company will also ask the stockholders to approve the adoption of the Company's 1997 Employee, Director and Consultant Stock Option Plan and the reservation of 750,000 shares of Common Stock for stock options which may be granted under the 1997 Plan, to ratify the selection of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998, and to approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged promptly to complete, sign, date and return the enclosed proxy card in accordance with the instructions set forth on the card. This will ensure your proper representation at the Annual Meeting.

                                            Sincerely,

                                            /s/ Martin J. Reid

                                            MARTIN J. REID
                                            President and Chief Executive
                                            Officer

                            YOUR VOTE IS IMPORTANT.
                       PLEASE RETURN YOUR PROXY PROMPTLY.

                          IBIS TECHNOLOGY CORPORATION


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 14, 1998

To the Stockholders of Ibis Technology Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Ibis Technology Corporation, a Massachusetts corporation (the "Company"), will be held on Thursday, May 14, 1998 at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 at 10:00 a.m. for the following purposes:

     1. To elect three members to the Board of Directors to serve for a term ending in 2001 and until their successors are duly elected and qualified.

     2. To consider and act upon a proposal to approve the adoption of the Company's 1997 Employee, Director and Consultant Stock Option Plan and the reservation of 750,000 shares of Common Stock for stock options which may be granted under the 1997 Plan.

     3. To consider and act upon a proposal to ratify the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

     4. To consider and act upon a proposal to approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares.

     5. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on March 20, 1998 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Debra L. Nelson

                                            DEBRA L. NELSON
                                            Clerk

March 31, 1998

                          IBIS TECHNOLOGY CORPORATION
                              32 CHERRY HILL DRIVE
                               DANVERS, MA 01923
                                  978-777-4247

                      ------------------------------------
                                PROXY STATEMENT
                      ------------------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Ibis Technology Corporation (the "Company"), a Massachusetts corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the offices of the Company, 32 Cherry Hill Drive, Danvers, Massachusetts 01923 on Thursday, May 14, 1998 at 10:00 a.m., and any adjournments thereof (the "Meeting").

     Where the Stockholder specifies a choice on the proxy as to how his or her shares are to be voted on a particular matter, the shares will be voted accordingly. If no choice is specified, the shares will be voted FOR the election of the three nominees for director named herein, FOR the adoption of the Company's 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") and the reservation of 750,000 shares of Common Stock for stock options which may be granted under the 1997 Plan, FOR the ratification of the appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998, and FOR the approval of an amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date. Any Stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's common stock, par value $.008 per share ("Common Stock"), is necessary to constitute a quorum at the Meeting.

     The affirmative vote of a plurality of the shares voted affirmatively or negatively at the Meeting is required for the election of Directors. The affirmative vote of a majority of the outstanding shares entitled to vote at the Meeting is required to approve an amendment to the Articles of Organization to increase the number of authorized shares of Common Stock. With respect to all other matters to be acted upon at the Meeting, the affirmative vote of a majority of the total number of shares voted either for or against the proposal at the Meeting is required to approve a proposal.

     With respect to the tabulation of votes on the proposal to amend the Company's Articles of Organization to increase the number of authorized shares of Common Stock, abstentions and broker non-votes count as votes against the proposal. As to the tabulation of votes on all other matters, abstentions and broker non-votes have no effect on the vote.


     The close of business on March 20, 1998 has been fixed as the record date for determining the Stockholders entitled to notice of and to vote at the Meeting. As of the close of business on March 20, 1998, the Company had 6,705,340 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by Stockholders.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex and personal solicitation by the directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at a cost of approximately $4,000 plus reimbursement of expenses.

     This Proxy Statement and the accompanying proxy are being mailed on or about March 31, 1998 to all Stockholders entitled to notice of and to vote at the Meeting.

     The Annual Report to Stockholders for the fiscal year ended December 31, 1997 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

                                SHARE OWNERSHIP

     The following table sets forth certain information as of March 2, 1998 concerning the ownership of Common Stock by (i) each Stockholder known by the Company to be the beneficial owner of more than 5% of its outstanding shares of Common Stock, (ii) each current member of the Board of Directors, (iii) each executive officer named in the Summary Compensation Table on p. 8 hereof, and
(iv) all current directors and executive officers as a group.

                                                                   SHARES
                                                                BENEFICIALLY
                                                                  OWNED(1)
                                                              -----------------
                     NAME AND ADDRESS**                       NUMBER    PERCENT
                     ------------------                       ------    -------
Wheatley Partners L.P.(2)...................................  360,000    5.37%
  80 Cutterhill Road, Suite 311
  Great Neck, New York 11021
Geoffrey Ryding, Ph.D.(3)...................................   97,810    1.46%
Angelo V. Alioto (4)........................................   39,121       *
Martin J. Reid (5)..........................................   38,000       *
Peter H. Rose, Ph.D.(6).....................................   21,226       *
Richard Hodgson (7).........................................   21,226       *
Robert L. Gable.............................................    5,000       *
Dimitri Antoniadis(8).......................................    3,750       *
Donald F. McGuinness.(8)....................................    3,750       *
Timothy J. Burns............................................       --       *
Theodore H. Smick...........................................       --       *
Executive Officers and Directors as a group
  (12 Persons) (3), (4), (5), (6), (7),(8),(9)..............  318,764    4.66%

---------------

*   Represents beneficial ownership of less than 1% of the outstanding Common
    Stock.

** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

(1) The number of shares of Common Stock issued and outstanding on March 2, 1998 was 6,704,674. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at March 2, 1998, plus shares of Common Stock subject to options held by such person or group at March 2, 1998 and exercisable within 60 days thereafter. The Company believes that all the persons and entities named in the Table have the sole voting and investment power with respect to all the shares as beneficially owned by them, except as noted below.

(2) This information, except the percentage beneficially owned, is as of December 3, 1996 and is based solely on (i) a Schedule 13D (the "Schedule 13D") filed on November 7, 1996 with the Securities and Exchange Commission by Wheatley Partners, L. P. ("Wheatley"), and (ii) Amendment No. 1 to the
    Schedule 13D filed on December 24, 1996 with the Securities and Exchange Commission by Wheatley. Consists of 338,649 shares held by Wheatley and 21,351 shares held by Wheatley Foreign Partners, L. P. ("Wheatley Foreign"). Wheatley has sole voting and dispositive power of the 338,649 shares held of record by Wheatley and may be deemed to share voting and dispositive power of the 21,351 shares held by Wheatley Foreign. Wheatley disclaims beneficial ownership of the 21,351 shares held by Wheatley Foreign. Wheatley Foreign has sole voting and dispositive power of the 21,351 shares held of record by Wheatley Foreign and may be deemed to share voting and dispositive power of the 338,649 shares held by Wheatley. Wheatley Foreign disclaims beneficial ownership of the 338,649 shares held by Wheatley. Wheatley Partners LLC ("Wheatley LLC") is the general partner of Wheatley and a general partner of Wheatley Foreign and as such may be deemed to share voting and dispositive power of the aggregate of 360,000 shares held of record by Wheatley and Wheatley Foreign. Wheatley Management Ltd. ("Wheatley Management") is a general partner of Wheatley Foreign and as such may be deemed to share voting and dispositive power of the aggregate of 360,000 shares held of record by Wheatley and Wheatley Foreign. Barry Rubenstein, Irwin Lieber, Barry Fingerhut, Seth Lieber, Jonathan Lieber, and Matthew A. Smith are each members and officers of Wheatley LLC and as such may be deemed to share voting and dispositive power of the aggregate of 360,000 shares held of record by Wheatley and Wheatley foreign. Each of Messrs. Rubenstein, I. Lieber, Fingerhut, S. Lieber, J. Lieber and Smith, and each of Wheatley LLC and Wheatley Management, disclaims beneficial ownership of the shares except to the extent of his/its equity ownership in the relevant entity.

(3) Includes 7,900 shares held by certain family members.

(4) Includes 620 shares held by certain family members and 16,666 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 2, 1998.

(5) Includes 35,000 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 2, 1998.

(6) Consists of 21,226 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 2, 1998.

(7) Includes 8,120 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 2, 1998.

(8) Consists of 3,750 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 2, 1998.

(9) Includes 45,049 shares of Common Stock held directly by other executive officers of the Company and 43,832 shares of Common Stock that may be acquired upon the exercise of options within 60 days of March 2, 1998 held by such executive officers.

                                   MANAGEMENT

DIRECTORS

     The Company's Restated Articles of Organization and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Articles of Organization and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term which expires at the upcoming Meeting (the "Class I directors"), Peter H. Rose and Donald F. McGuinness constitute a class with a term ending in 1999 (the "Class II directors"), and Richard Hodgson and Geoffrey Ryding constitute a class with a term ending in 2000 (the "Class III directors"). At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     On July 24, 1997, the Board of Directors approved the appointment of Robert
L. Gable to the Board of Directors to fill the vacancy created by the resignation of Dr. Ted R. Dintersmith. On October 23, 1997, the Board of Directors voted to set the size of the Board of Directors at seven and to appoint Martin J. Reid to the Board of Directors, concurrent with his appointment as President and Chief Executive Officer of the Company effective December 1, 1997. On January 26, 1998, the Board of Directors voted to nominate Dimitri Antoniadis, Robert L. Gable and Martin J. Reid for election at the Meeting for a term of three years to serve until the 2001 annual meeting of Stockholders, and until their respective successors have been elected and qualified. Donald F. McGuinness and Peter H. Rose (Class II directors) and Richard Hodgson and Geoffrey Ryding (Class III directors) will serve until the Annual Meeting of Stockholders to be held in 1999 and 2000, respectively, and until their respective successors have been elected and qualified.

     The names of the Company's current directors and certain information about them are set forth below:


                NAME                  AGE                      POSITION
                ----                  ---                      --------
Richard Hodgson(1)..................  81    Chairman of the Board of Directors
Martin J. Reid......................  56    President, Chief Executive Officer and Director
Geoffrey Ryding, Ph.D...............  56    Director
Dimitri Antoniadis(1)...............  51    Director
Robert L. Gable.....................  67    Director
Donald F. McGuinness(2).............  65    Director
Peter H. Rose, Ph.D.(2).............  73    Director


---------------

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

     The following is a brief summary of the background of each director of the
Company:

     Richard Hodgson was elected as Chairman of the Board of Ibis in December 1993 and has served as a director of the Company since May 1992. Since 1980, Mr. Hodgson has been a director of McCowan Associates, an investment management company located in New York City. Mr. Hodgson was a founder of Intel Corporation, where he continues to serve on the Board of Directors. He is also a director of I-Stat Corporation, Accent Color Sciences and several privately-held high-technology companies.

     Martin J. Reid joined Ibis in December 1997 as President and Chief Executive Officer and as a director. From 1991 to 1996, Mr. Reid was President and Chief Executive Officer of Alpha Industries, a manufacturer of a broad range of Gallium Arsenide products and silicon integrated circuits for the semiconductor industry.

He served as a director of Alpha Industries from 1991 to January 1998 and is currently a director of Secure Technology Inc.


     Geoffrey Ryding, Ph.D. joined Ibis in May 1992 as President and Chief Operating Officer and as a director. In December 1993, he was elected as Chief Executive Officer of the Company. He resigned as President and Chief Executive Officer effective December 1, 1997. He is currently the President and a director of Orion Equipment, Inc.



     Peter H. Rose, Ph.D. has served as director of the Company since 1988. In July 1993, Dr. Rose founded and became Chairman of Krytek Corporation, a manufacturer of aerosol cleaning equipment for the semiconductor industry. He is a Director of Lumonics, Inc., a Canadian corporation, Ion Implant Services, Niton Corporation and Orion Equipment, Inc.


     Donald F. McGuinness was appointed to the Board of Directors in 1996. He has been the Chairman, President and Chief Executive Officer of Electronic Designs, Inc., a publicly held company, since 1988. He is also a Director of Cabletron Systems, Inc. and the Massachusetts High Technology Council.

     Dimitri Antoniadis, Ph.D. was appointed to the Board of Directors in 1996. He is a Professor of Electrical Engineering at Massachusetts Institute of Technology (MIT) and has been a member of the faculty since 1978. He is also a Director of the SRC Center of Excellence for Microsystems Technologies at MIT.

     Robert L. Gable was appointed to the Board of Directors in 1997. Since June 1990, he has been Chairman (June 1990 - present) and Chief Executive Officer (June 1990 - October 1997) of Unitrode Corporation, a publicly held company. He is also a director of New England Business Service, Inc.

     COMMITTEES OF THE BOARD OF DIRECTORS AND MEETINGS

     Meeting Attendance. During the fiscal year ended December 31, 1997, there were six meetings of the Board of Directors. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 1997.


     Audit Committee. The Audit Committee, which met once during fiscal 1997, has two members, currently Dimitri Antoniadis and Richard Hodgson (who replaced Donald F. McGuinness in March 1998). The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits.



     Compensation Committee. The Compensation Committee, which in 1997 acted by unanimous written consent pursuant to Massacushetts law, has two members, currently Peter H. Rose and Donald McGuinness (Richard Hodgson resigned from the Compensation Committee in March 1998). The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further, administers stock and employee benefit plans, including the Company's 1988 Stock Option Plan and the 1993 Employee, Director and Consultant Stock Option Plan (the "1993 Plan") and the 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan").


     Nominating Committee. The Company does not have a standing Nominating Committee.


     Compensation Committee Interlocks and Insider Participation. During 1997, the Compensation Committee had three members, Richard Hodgson (who is no longer a member of the Compensation Committee), Peter H. Rose and Donald McGuinness. No executive officer or employee of the Company is a member of the

Compensation Committee. Peter H. Rose is a director of a company which is a party to a transaction with the Company -- see "Certain Transactions."


     COMPENSATION OF DIRECTORS

     Pursuant to the Company's 1993 Plan and 1997 Plan, each non-employee director of the Company then serving as a director is granted non-qualified stock options to purchase 1,250 shares of Common Stock following each annual meeting of stockholders of the Company, and any new non-employee directors will be granted non-qualified stock options to purchase 1,250 shares of Common Stock upon election to the Board. These options vest in full immediately prior to the annual meeting following the date the options are granted and have an exercise price equal to the fair market value of the Common Stock on the date of grant. As of December 31, 1997, pursuant to the 1993 Plan, Mr. Hodgson and Dr. Rose had been granted non-qualified stock options to purchase an aggregate of 5,000 shares of Common Stock having a weighted average exercise price of $6.54 per share. Dr. Antoniadis and Mr. McGuinness were each granted options to purchase 8,750 shares at an exercise price of $6.50 per share upon their election to the Board of Directors in July 1996, which included the options to acquire 1,250 shares of common stock granted to all new non-employee directors under the 1993 Plan. The options to acquire 1,250 shares vested in full in May 1997 and the options to acquire the remaining 7,500 shares began vesting in three equal annual installments of 2,500 shares commencing in July 1997 for Dr. Antoniadis and Mr. McGuinness. They each received in May 1997 additional options to acquire 1,250 shares of $6.00 per share. Mr. Gable was granted options to purchase 8,750 shares at an exercise price of $9.75 per share upon his election to the Board of Directors in July 1997, which included options to acquire 1,250 shares of Common Stock granted to all new non-employee Directors under the 1993 Plan. The options to acquire 1,250 shares vest in full immediately prior to the Meeting and the options to acquire the remaining 7,500 shares vest in three equal annual installments commencing in July 1998.

     The Company pays to each non-employee director (Mr. Hodgson, Dr. Rose, Dr. Antoniadis, Mr. McGuinness, Mr. Gable and Dr. Ryding) $1,000 for each meeting of the Board of Directors and committees of the Board that each of them attends and reimburses each of them for their expenses incurred in attending such meetings. In 1997, the aggregate amount of compensation and reimbursement for such expenses paid to all of these directors was approximately $18,400. In addition, in 1997, each of Mr. Hodgson and Mr. Gable was paid $1,000 and Dr. Rose, Mr. McGuinness and Dr. Antoniadis was paid $2,000 for meetings held in connection with hiring Martin Reid as the new President and Chief Executive Officer.

     The Company has agreed that until May 1999, Josephthal Lyon & Ross Incorporated ("Josephthal"), the underwriter of the Company's May 1994 initial public offering, shall have the right to designate one person, reasonably acceptable to the Company, for election to the Company's Board of Directors, and the Company will use its best efforts to cause the election of such person as a director of the Company. Such individual may be a director, officer, employee or affiliate of Josephthal. In the event Josephthal elects not to exercise this right to designate a person for election to the Company's Board of Directors, Josephthal may designate a person to attend meetings of the Board of Directors. To date, Josephthal has elected not to designate a person for election to the Board.

     Certain members of the Company's Board of Directors are parties to transactions with the Company. See "Certain Transactions."

EXECUTIVE OFFICERS

     The names of, and certain information regarding, executive officers of the Company who are not also directors, are set forth below. Except for an executive officer who has an employment agreement with the Company, the executive officers serve at the pleasure of the Board of Directors.

                   NAME                     AGE                    POSITION
                   ----                     ---                    --------

Debra L. Nelson, C.P.A....................  34    Chief Financial Officer, Treasurer and
                                                  Clerk
Angelo V. Alioto..........................  51    Vice President of Sales and Marketing
Bernhard F. Cordts III, Ph.D..............  46    Vice President of Wafer Technology
Robert P. Dolan...........................  38    Vice President of Wafer Manufacturing
William R. Wray...........................  44    Vice President of Engineering

     Debra L. Nelson returned to Ibis in February 1998 as Chief Financial Officer, Treasurer and Clerk. From November 1996 to January 1998 Ms. Nelson was Chief Financial Officer of Rockport Trade Systems, Inc. Ms. Nelson originally joined Ibis in January 1990 and became the Controller in May 1992 and its Treasurer and Clerk in December 1993.

     Angelo V. Alioto joined the Company in 1990 as a Regional Sales Manager, became Worldwide Sales Manager in 1991 and was elected as Vice President of Sales in December 1993 and Vice President of Marketing in January 1996.

     Bernhard F. Cordts, III, Ph.D. joined the Company in 1988 as Process Development Manager. In January 1997, he was appointed Vice President of Wafer Technology.

     Robert P. Dolan joined the Company in 1988 as Production Manager. In January 1997, he was appointed Vice President of Wafer Manufacturing.

     William R. Wray joined the Company in 1989 as Chief Electronics Engineer. In January 1998, he was appointed Vice President of Engineering.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to or earned by the following individuals for services rendered to the Company in all capacities during the Company's last three fiscal years: (i) the Chief Executive Officer of the Company (the "CEO") as of December 31, 1997, (ii) the former CEO of the Company and (iii) each of the most highly compensated executive officers of the Company (other than the CEO) as of December 31, 1997 (including several former officers) whose salary and bonus earned during fiscal 1997 exceeded $100,000 (all of these current and former officers are referred to herein collectively as the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                                         ANNUAL COMPENSATION     COMPENSATION
                                                        ---------------------    ------------
                                                                                    AWARDS
                                                                                 ------------
                                                                                  SECURITIES
                  NAME AND                    FISCAL                              UNDERLYING         ALL OTHER
             PRINCIPAL POSITION                YEAR     SALARY($)    BONUS($)     OPTIONS(#)     COMPENSATION($)(5)
             ------------------               ------    ---------    --------     ----------     ------------------
Martin J. Reid(1)...........................   1997       20,192       --          140,000               --
  President and Chief Executive Officer

Geoffrey Ryding(2)..........................   1997     $153,269     $18,667        15,000              $450
  Former President and Chief Executive         1996     $140,000     $18,000        15,000              $288
    Officer                                    1995     $130,000     $47,148        10,000              $228

Timothy J. Burns(3).........................   1997     $127,590     $10,000        10,000              $450
  Former Chief Financial Officer, Operations   1996     $120,000     $12,000        15,000              $450
  Manager, Treasurer and Clerk                 1995     $120,000     $36,987        10,000              $450

Theodore H. Smick(4)........................   1997     $109,726       --           10,000              $102
  Former Vice President of Equipment           1996     $103,000       --           15,000              $102
    Technology                                 1995     $103,000     $ 5,819        22,000              $102

Angelo V. Alioto............................   1997     $104,000       --           10,000              $288
  Vice President Marketing and Sales           1996     $ 97,000       --           15,000              $270
                                               1995     $ 97,000     $ 5,819        10,000              $167

---------------

(1) Mr. Reid was appointed President and Chief Executive Officer effective December 1, 1997 with an annual base salary of $175,000.

(2) Dr. Ryding resigned as President and Chief Executive Officer effective December 1, 1997.

(3) Mr. Burns left the employment of the Company as Chief Financial Officer, Operations Manager, Treasurer and Clerk effective January 31, 1998. As a result, 23,334 stock options which had not yet vested expired on January 31, 1998.

(4) Mr. Smick resigned as Vice President of Equipment Technology effective January 31, 1998. As a result, 27,334 stock options which had not yet vested expired on January 31, 1998.

(5) All Other Compensation consists of the dollar value of premiums paid by the Company with respect to term life insurance for the benefit of each Named Executive Officer in the amount of $100,000.

    OPTION GRANTS

     The following table sets forth certain information regarding each stock option granted to a Named Executive Officer during fiscal 1997.

               OPTION GRANTS DURING YEAR ENDED DECEMBER 31, 1997

                                                                                             POTENTIAL
                                         INDIVIDUAL GRANTS                                  REALIZABLE
                            -------------------------------------------                  VALUE AT ASSUMED
                                                % OF                                      ANNUAL RATES OF
                              NUMBER OF        TOTAL                                        STOCK PRICE
                             SECURITIES       OPTIONS                                    APPRECIATION FOR
                             UNDERLYING      GRANTED TO      EXERCISE                     OPTION TERM (4)
                               OPTIONS      EMPLOYEES IN      PRICE       EXPIRATION   ---------------------
           NAME             GRANTED(#)(1)   FISCAL YEAR    ($/SHARE)(3)      DATE       5%($)       ($)10%
           ----             -------------   ------------   ------------   ----------    -----       ------
Martin J. Reid............     140,000         48.15%         $9.38        12/1/07     $827,316   $2,087,988
Angelo V. Alioto..........      10,000          3.44%         $6.00        5/15/07     $ 37,800   $   95,400
Geoffrey Ryding...........      15,000          5.16%         $6.00        5/15/07     $ 56,700   $  143,100
Timothy J. Burns(2).......      10,000          3.44%         $6.00        5/15/07     $ 37,800   $   95,400
Theodore H. Smick(2)......      10,000          3.44%         $6.00        5/15/07     $ 37,800   $   95,400

---------------

(1) With the exception of the options granted to Mr. Reid, all options were granted pursuant to the 1993 Plan and are incentive stock options which vest annually in three equal installments commencing one year from the date of grant. The vesting of Dr. Ryding's options was accelerated to December 31, 1997 in connection with his resignation as President and Chief Executive Officer. Of the 140,000 options granted to Mr. Reid, 35,000 were granted pursuant to the 1993 Plan (the "1993 Plan Options") and vested immediately; the remaining 105,000 were granted pursuant to the 1997 Plan (the "1997 Plan Options") and vest in three equal annual installments commencing one year from the date of grant. Of Mr. Reid's 35,000 1993 Plan Options, 10,666 are incentive stock options and 24,334 are non-qualified stock options; of Mr. Reid's 105,000 1997 Plan Options, 31,998 are incentive stock options and 73,002 are non-qualified stock options. All options granted to the Named Executive Officers terminate ten years after the grant date, subject to earlier termination in accordance with the 1993 and 1997 Plans and the applicable option agreement. In the event of a change in control of the Company (as defined in the 1993 and 1997 Plans), all outstanding unvested options, including those options included in this table held by Messrs. Reid and Alioto, will become immediately vested, unless a provision is made for the continuation of such options pursuant to the applicable provisions of the 1993 and 1997 Plans.

(2) All of these options were forfeited when Mr. Burns and Mr. Smick left the Company effective January 31, 1998.

(3) Under the terms of the 1993 Plan, the exercise price of incentive stock options may be no less than (a) the average of the closing prices of the Common Stock for the ten consecutive trading days immediately preceding the grant date or (b) the closing price of the Common Stock for the trading day immediately preceding the grant date. Under the 1997 Plan, the exercise price of both incentive and non-qualified stock options may be no less than the closing price of the Common Stock for the trading day immediately preceding the grant date.

(4) Amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term. Those gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration dates. Actual gains, if any, on stock options, exercises and Common Stock holdings are dependent on future performance of the Common Stock.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table provides information regarding the exercises of options by each of the Named Executive Officers during fiscal 1997. In addition, the table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 1997 and the values of "in-the-money" options as of that date. An option is "in-the-money" if the per share fair market value of the underlying stock exceeds the option exercise price per share.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                           NUMBER OF SECURITIES
                                                                UNDERLYING             VALUE OF THE UNEXERCISED
                              SHARES                        UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                             ACQUIRED                       AT FISCAL YEAR-END         AT FISCAL YEAR-END($)(1)
                                ON           VALUE      ---------------------------   ---------------------------
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
           ----             -----------   -----------   -----------   -------------   -----------   -------------
Martin J. Reid............        --             --       35,000         105,000        $    --        $    --
Angelo V. Alioto..........    21,750        193,454       11,666          27,334        $ 9,642        $48,564
Geoffrey Ryding...........    11,666         79,096       28,334              --        $37,633        $    --
Timothy J. Burns(2).......     2,000          4,500       69,666          23,334        $58,892        $28,884
Theodore H. Smick(2)......    15,666         83,901           --          27,334        $    --        $48,564

---------------

(1) The value of unexercised in-the-money options at December 31, 1997 is based on the difference between the fair market value for the Company's Common Stock of $7.75 (the closing sale price per share of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1997) and the per share option exercise price, multiplied by the number of shares of Common Stock underlying such options.

(2) All of the unexercisable options held by Mr. Burns and Mr. Smick were forfeited upon their departure from the Company effective January 31, 1998.

     EMPLOYMENT CONTRACTS AND CHANGE OF CONTROL ARRANGEMENTS

     The Company has an employment agreement with Mr. Martin J. Reid which provides for Mr. Reid to serve as President and Chief Executive Officer of the Company until November 2000 at an annual base salary of $175,000. It is also intended that Mr. Reid will be paid an annual bonus of up to 30% of his annual base salary if his performance and the Company's performance satisfy certain predetermined goals mutually agreed upon by Mr. Reid and the Board of Directors at the beginning of each one year period. In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice.

     The Company had an employment agreement with Dr. Geoffrey Ryding which provided for Dr. Ryding to serve as President and Chief Executive Officer of the Company at an annual base pay of $140,000. Dr. Ryding resigned as President and Chief Executive Officer effective December 1, 1997. In connection with Dr. Ryding's resignation, the Board of Directors accelerated the vesting of Dr. Ryding's 28,344 remaining unvested options. Dr. Ryding, who remains a director of the Company, is eligible to receive certain options as a non-employee director. See "Compensation of Directors."

     All of the Company's employees are subject to certain confidentiality and non-competition obligations. Each employee has also agreed that all inventions, discoveries and developments which may be used in the Company's business and that are developed by such employee during his or her employment with the Company are the Company's property and the employee will assign his or her rights therein to the Company.

     In the event of a change in control of the Company (as defined in the 1993 and 1997 Plans), all outstanding unvested options, including options held by Dr. Ryding and Messrs. Reid and Alioto, will become immediately vested, unless provision is made for the continuation of such options pursuant to the applicable provisions of the 1993 and 1997 Plans.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION


     The Compensation Committee in 1997 consisted of Richard Hodgson (no longer a member), Peter H. Rose and Donald McGuinness, all non-employee, independent members of the Board of Directors. It is the responsibility of the Compensation Committee to review, approve and make recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company; and further to administer stock and employee benefit plans.


BASE SALARY AND BENEFITS

     The compensation philosophy of the Company is to maintain executive base salary at a competitive level that enables the Company to attract and retain key executive and employee talent needed to accomplish the Company's goals. In determining appropriate base salary levels and other compensation elements, the Compensation Committee considers the scope of responsibility, prior experience, past accomplishments, and data obtained through participation in industry surveys, as well as by monitoring developments in key industries such as the semiconductor industry. Periodic adjustments in base salary relate to individual performance against pre-established objectives and to competitive factors. Executive officers are also entitled to participate in benefit plans generally available to employees.

ANNUAL INCENTIVE BONUSES

     The Company, along with each executive officer, establishes goals related specifically to that officer's areas of responsibility. The Compensation Committee of the Board, in its discretion, may award bonuses to executive officers, and the Company pays bonuses based on each executive officer's progress toward completing the established goals. Payments are currently capped at a maximum of 30% of base salary for the Chief Executive Officer, and generally lower percentages of base salary for other executive officers.

STOCK OPTIONS

     The Compensation Committee believes that granting stock options on an ongoing basis provides officers with a strong economic interest in maximizing stock price appreciation over the longer term. The Company believes that the practice of granting stock options is critical to retaining and recruiting the key talent necessary at all employee levels to ensure the Company's continued success. Options are granted to all permanent employees, and particularly to key employees likely to contribute significantly to the Company. In determining the size of an option grant to an executive officer, the Company considers not only competitive factors, changes in responsibility and the executive officer's achievement of pre-established goals, but also the number and term of options previously granted to the officer. In addition, the Company usually makes a significant grant of options when an executive officer joins the Company. The Compensation Committee determines the size of option grants to executive officers.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Martin J. Reid was appointed to the position of President and Chief Executive Officer effective December 1, 1997 under an employment agreement which provides for Mr. Reid to serve as President and Chief Executive Officer of the Company until November 30, 2000 at an annual base salary of $175,000 subject to increase from time to time by action of the Board. It is also intended that Mr. Reid will be paid an annual bonus of up to 30% of his annual base salary if his performance and the Company's performance satisfy certain predetermined goals mutually agreed upon by Mr. Reid and the Board of Directors at the beginning of each one year period. In the event that Mr. Reid's employment is terminated by the Company without cause or in certain other circumstances, Mr. Reid will be paid at his then annual base salary rate for a period of 12 months following the date of such termination and he will be entitled to be paid for the cost of 12 months of health benefits. Mr. Reid may terminate his employment at any time, but will forfeit certain benefits if he does not provide the Company with at least 60 days prior written notice. In addition, Mr. Reid was granted options to purchase 140,000 shares of common stock at fair market value on the date of grant. Of the 140,000 options granted to Mr. Reid, 35,000 vested immediately and the remaining 105,000 vest in three equal annual installments commencing one year from the grant date. Mr. Reid's initial salary and bonus structure is consistent with that received by his counterparts in companies in semiconductor
- related industries and other comparable companies.

                                            The Compensation Committee:


                                            Richard Hodgson (no longer a member
                                             of the Compensation Committee)
                                            Peter H. Rose
                                            Donald F. McGuinness

                               PERFORMANCE GRAPH

     The following graph compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on May 20, 1994 (the date of the Company's initial public offering) and ending December 31, 1997 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period; assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return during such period of The Nasdaq Stock Market and the Media General Financial Services SIC Code Index 3674 - Semiconductors, Related Devices - which consists of other companies in the semiconductor industry, assuming a $100 investment on May 20, 1994. It should be noted that the Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance.

                                                        Ibis
               Measurement Period                    Technology         SIC Code           Nasdaq
             (Fiscal Year Covered)                  Corporation          Index          Market Index
5/20/94                                                100.00            100.00            100.00
12/31/94                                                32.84            109.51            101.30
12/31/95                                               141.29            177.84            131.40
12/31/96                                               111.44            286.31            163.29
12/31/97                                               123.38            298.35            199.73

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than 10% of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1997, all
Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

CERTAIN TRANSACTIONS

     In May 1997, the Company granted non-qualified options to purchase 1,250 shares of common stock to each of Mr. Hodgson, Dr. Rose, Dr. Antoniadis and Mr. McGuinness at an exercise price of $6.00 per share (for an aggregate exercise price each of $7,500). In July 1997, the Company granted non-qualified options to purchase 8,750 shares of common stock to Mr. Gable at an exercise price of $9.75 per share (for an aggregate exercise price of $85,313).

     Bernard F. Cordts III, the Company's Vice President of Wafer Technology, was granted in May 1997 an incentive option to purchase 10,000 of Common Stock at an exercise price of $6.00 per share (for an aggregate option exercise price of $60,000). In January 1997, Mr. Cordts exercised options to purchase 5,625 shares of Common Stock with a realized value at the time of exercise of $32,847.

     Robert P. Dolan, the Company's Vice President of Wafer Manufacturing, was granted in May 1997 an incentive option to purchase 10,000 shares of Common Stock at an exercise price of $6.00 per share (for an aggregate option exercise price of $60,000). In May 1997, Mr. Dolan exercised options to purchase 4,000 shares of Common Stock with a realized value at the time of exercise of $33,430.


     In 1997, the Company received from Orion Equipment, Inc. ("Orion") an aggregate of approximately $1,429,000 in payments under a License Agreement and a Consulting Services Agreement (the "Agreements"). Under the terms of the Agreements, the Company sublicenses its magnetic scanning technology to Orion and provides Orion with consulting services in connection with Orion's development of non-oxygen ion implantation equipment. Geoffrey Ryding, a director of the Company, has been a director of Orion since August 1997 and President of Orion since January 1998, and Peter Rose, a director of the Company, has been a director of Orion since August 1997. Revenues under the Consulting Agreement have decreased substantially since the beginning of 1998 and the Company expects that all work under the Consulting Agreement will cease by the end of the second quarter of 1998.

                             ELECTION OF DIRECTORS
                                (NOTICE ITEM 1)

     The Company's Restated Articles of Organization and Restated By-Laws provide for the Company's business to be managed by or under the direction of the Board of Directors. Under the Company's Restated Articles of Organization and Restated By-Laws, the number of directors is fixed from time to time by the Board of Directors. The Board of Directors currently consists of seven members, classified into three classes as follows: Dimitri Antoniadis, Robert L. Gable and Martin J. Reid constitute a class with a term which expires at the upcoming Meeting (the "Class I directors"); Donald F. McGuinness and Peter H. Rose constitute a class with a term ending in 1999 (the "Class II directors") and Richard Hodgson and Geoffrey Ryding constitute a class with a term ending in 2000 (the "Class III directors"). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

     Pursuant to the Company's Restated Articles of Organization and Restated By-Laws, the Board of Directors on January 26, 1998 voted (i) to set the size of the Board of Directors at seven and to (ii) to nominate Dimitri Antoniadis, Robert L. Gable and Martin J. Reid for election at the Meeting for a term of three years to serve until the 2001 annual meeting of Stockholders, and until their respective successors have been elected and qualified. Donald F. McGuinness and Peter H. Rose (the Class II directors) and Richard Hodgson and Geoffrey Ryding (the Class III directors) will serve until the annual meetings of Stockholders to be held in 1999 and 2000, respectively, and until their respective successors have been elected and qualified.

     Unless authority to vote for any of the nominees named below is withheld, the shares represented by the enclosed proxy will be voted FOR the election as directors of such nominees. In the event that any nominee shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any nominee will be unable or unwilling to serve.

     A plurality of the shares voted affirmatively or negatively at the Meeting is required to elect each nominee as a director.

     THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DIMITRI ANTONIADIS, ROBERT L. GABLE AND MARTIN J. REID AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                    ADOPTION OF THE COMPANY'S 1997 EMPLOYEE,
                   DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                    AND THE RESERVATION OF 750,000 SHARES OF
                  COMMON STOCK FOR STOCK OPTIONS WHICH MAY BE
                          GRANTED UNDER THE 1997 PLAN

                                (NOTICE ITEM 2)

GENERAL

     The Company's 1997 Employee, Director and Consultant Stock Option Plan (the "1997 Plan") was adopted by the Company's Board of Directors on October 23, 1997 with 750,000 shares of Common Stock reserved for issuance under the 1997 Plan. The 1997 Plan provides for the grant of incentive stock options to employees and the grant of non-qualified stock options to employees and consultants of the Company on such terms and conditions as may be determined by the Compensation Committee of the Board of Directors, including the determination of which employees and consultants are to receive grants of options, exercise price, number of shares and exercisability under the 1997 Plan. Under the 1997 Plan, both incentive and nonqualified options must be granted with exercise prices of no less than the fair market value of the Common Stock on the date of grant. The 1997 Plan also provides for the automatic grant of non-qualified options to non-employee directors of the Company. See "Management--Compensation of Directors." The 1997 Plan is being submitted for Stockholder approval at the Meeting to ensure qualification of the 1997 Plan under (i) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code", relating to deductibility by the Company of compensation to certain executives in excess of $1 million per year, (ii) Section 422 of the Code, relating to the ability of options granted under the 1997 Plan to be incentive stock options, and (iii) Nasdaq rules. The Board believes that the adoption of the 1997 Plan is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. All employees and consultants of the Company are eligible to participate in the 1997 Plan.

     As of December 31, 1997, options to purchase an aggregate of 105,000 shares of Common Stock were outstanding under the 1997 Plan with an average exercise price of $9.375, none of which were exercisable, and 645,000 shares were available for the grant of future options under the 1997 Plan. The 105,000 options were granted to Martin J. Reid. The number of shares issuable pursuant to the 1997 Plan may be increased at any time and from time to time by the Board of Directors with the approval of the stockholders.

MATERIAL FEATURES OF THE 1997 PLAN

     The purpose of the 1997 Plan is to attract, retain and motivate employees, directors and consultants through the issuance of stock options and to encourage ownership of shares of Common Stock by employees, directors and consultants of the Company. The 1997 Plan is administered by the Compensation Committee. Subject to the provisions of the 1997 Plan, the Compensation Committee determines the persons to whom options will be granted, the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, and has the authority to administer the provisions of the 1997 Plan. All employees, directors and consultants of the Company and its affiliates (approximately 70 people) are eligible to participate in the 1997 Plan.

     Options granted under the 1997 Plan may be either (i) options intended to qualify as "incentive stock options" under Section 422 of the Code, or (ii) non-qualified stock options. Incentive stock options may be granted under the 1997 Plan to employees of the Company and its affiliates. In the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited. Non-qualified stock options may be granted to consultants, directors and employees of the Company and its affiliates. The 1997 Plan also provides for option grants to non-employee directors. See "Management--Compensation of Directors."

     The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to incentive stock options which become exercisable in any calendar year under any incentive stock option plan of the Company by an employee may not exceed $100,000. Incentive stock options granted under the 1997 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant, or 110% of fair market value in the case of employees holding 10% or more of the voting stock of the Company. Non-qualified stock options granted under the 1997 Plan may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant. Incentive stock options granted under the 1997 Plan expire not more than ten years from the date of grant, or not more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of the Company. An option granted under the 1997 Plan is exercisable, during the optionholder's lifetime, only by the optionholder and is not transferable by him or her except by will or by the laws of descent and distribution.

     An incentive stock option granted under the 1997 Plan may, at the Compensation Committee's discretion, be exercised after the termination of the optionholder's employment with the Company (other than by reason of death, disability or termination for cause as defined in the 1997 Plan) to the extent exercisable on the date of such termination, at any time prior to the earlier of the option's specified expiration date or 90 days after such termination. In granting any non-qualified stock option, the Compensation Committee may specify that such non-qualified stock option shall be subject to such termination or cancellation provisions as the Compensation Committee shall determine. In the event of the optionholder's death or disability, both incentive stock options and non-qualified stock options may be exercised, to the extent exercisable on the date of death or disability (plus a pro rata portion of the option if the option vests periodically), by the optionholder or the optionholder's survivors at any time prior to the earlier of the option's specified expiration date or one year from the date of the optionholder's death or disability. In the event of the optionholder's termination for cause, all outstanding and unexercised options are forfeited.

     If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an option granted under the 1997 Plan may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Compensation Committee or the Board of Directors of any entity assuming the obligations of the Company under the 1997 Plan (the "Successor Board"), shall, as to outstanding options under the 1997 Plan either (i) make appropriate provision for the continuation of such options by substituting on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of the successor or acquiring entity; or (ii) upon written notice to the participants, provide that all options must be exercised (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) within a specified number of days of the date of such notice, at the end of which period the options shall terminate; or (iii) terminate all options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to each such option (either to the extent then exercisable or, at the discretion of the Compensation Committee, all options being made fully exercisable for purposes of such transaction) over the exercise price thereof. In the event of a recapitalization or reorganization of the Company (other than an Acquisition) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionholder upon exercising an option under the 1997 Plan, shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such option had been exercised prior to such recapitalization or reorganization.

     The 1997 Plan may be amended by the Stockholders of the Company. The 1997 Plan may also be amended by the Board of Directors or the Compensation Committee, provided that any amendment approved by the Board of Directors or the Compensation Committee which is of a scope that requires Stockholder approval in order to ensure favorable federal income tax treatment for any incentive stock options under Code Section 422 is subject to obtaining such Stockholder approval.

     On March 2, 1998, the closing market price per share of the Company's Common Stock was $10.875, as reported in the Nasdaq National Market System.

FEDERAL INCOME TAX CONSIDERATIONS

     The following is a description of certain U.S. federal income tax consequences of the issuance and exercise of options under the 1997 Plan:

     Incentive Stock Options. An incentive stock option does not result in taxable income to the optionee or deduction to the Company at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (the "ISO holding period"). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in "alternative minimum taxable income." Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. Such gain will be eligible for the 20% maximum rate introduced by the Taxpayers Relief Act of 1997 if the shares have been held for more than 18 months after option exercise; otherwise, such gain will be eligible for the 28% maximum rate. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and the Company will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee's adjusted basis in the shares.

     Non-Qualified Stock Options. The grant of a non-qualified option will not result in taxable income to the optionee or deduction to the Company at the time of grant. The optionee will recognize taxable compensation, and the Company will have a corresponding deduction, at the time of exercise in the amount of the excess of the then fair market value of the shares acquired over the option price. Upon disposition of the shares, the optionee will generally realize capital gain or loss, and his basis for determining gain or loss will be the sum of the option price paid for the shares plus the amount of compensation income recognized on exercise of the option.

     The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to approve the adoption of the Company's 1997 Employee, Director and Consultant Stock Option Plan and the reservation of 750,000 shares of Common Stock for stock options which may be granted under the 1997 Plan.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE ADOPTION OF THE 1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN AND THE RESERVATION OF 750,000 SHARES OF COMMON STOCK FOR STOCK OPTIONS WHICH MAY BE

GRANTED UNDER THE 1997 PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                                (NOTICE ITEM 3)

     The Board of Directors has appointed KPMG Peat Marwick LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 1998. The Board proposes that the Stockholders ratify this appointment. KPMG Peat Marwick LLP audited the Company's financial statements for the fiscal year ended December 31, 1997. The Company expects that representatives of KPMG Peat Marwick LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of KPMG Peat Marwick LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

     The affirmative vote of a majority of the shares voted affirmatively or negatively at the Meeting is required to ratify the appointment of the independent public accountants.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

          AMENDMENT OF THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                                (NOTICE ITEM 4)

     The Company's Restated Articles of Organization (the "Articles of Organization") authorize the issuance of 10,000,000 shares of Common Stock, $.008 par value, and 2,000,000 shares of Preferred Stock, $.01 par value. As of January 26, 1998, the Board of Directors of the Company unanimously approved an amendment to the Articles of Organization to increase the number of authorized shares of Common Stock from 10,000,000 to 20,000,000 and to submit the proposed amendment to the stockholders at the Meeting called for that purpose.

PURPOSE AND EFFECT OF THE AMENDMENT

     The general purpose and effect of the proposed amendment to the Company's Articles of Organization will be to authorize 10,000,000 additional shares of Common Stock to create a sufficient reserve of shares of Common Stock for future needs of the Company. The Board of Directors believes that it is prudent to have the additional shares of Common Stock available for general corporate purposes, including acquisitions, equity financings, grants of stock options, payment of stock dividends, stock splits or other recapitalizations.

     The Company currently has 10,000,000 authorized shares of Common Stock. As of March 2, 1998, the Company had 6,704,674 shares issued and outstanding and of the remaining 3,295,326 authorized but unissued shares, the Company has reserved approximately 201,239 shares in connection with the possible exercise of outstanding warrants and 1,361,802 shares pursuant to the Company's option plans.

     Except in connection with the aggregate of 1,563,041 shares reserved for warrants and options as described above, the Company currently has no plans, arrangements or understandings for the issuance of additional shares of Common Stock. However, opportunities for acquisitions and equity financings could arise at any time. If the Board of Directors deems it to be in the best interest of the Company and the stockholders to issue additional shares of Common Stock in the future, the Board of Directors generally will not seek further authorization by vote of the stockholders, unless such authorization is otherwise required by law or regulations. The proposed amendment would give the Board of Directors the flexibility to act promptly when it determines that issuance of additional shares is in the best interest of the Company.


     The increase in the number of authorized shares of Common Stock may have a dilutive effect on existing stockholders and also could have an anti-takeover effect. If the Company's Board of Directors desired to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

VOTE

     The affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting will be required to approve the amendment to the Company's Articles of Organization increasing the number of authorized shares of Common Stock from 10,000,000 to 20,000,000.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED ARTICLES OF ORGANIZATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10,000,000 TO 20,000,000, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                 OTHER MATTERS

     The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                             STOCKHOLDER PROPOSALS

     To be considered for presentation at the Annual Meeting of Stockholders to be held in 1999, Stockholder proposals must be received, marked for the attention of: Clerk, Ibis Technology Corporation, 32 Cherry Hill Drive, Danvers, Massachusetts 01923, not later than November 30, 1998.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, may be obtained by any stockholder without charge at their request by writing to:
           Investor Relations
           Ibis Technology Corporation
           32 Cherry Hill Drive
           Danvers, Massachusetts 01923

     WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING, YOU ARE URGED TO FILL OUT, SIGN, DATE AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE.

                                            By order of the Board of Directors:

                                            /s/ Debra L. Nelson

                                            DEBRA L. NELSON
                                            Clerk

March 31, 1998

                                                                      APPENDIX A

                          IBIS TECHNOLOGY CORPORATION

            1997 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN

1.  Definitions.

     Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Ibis Technology Corporation 1997 Employee, Director and Consultant Stock Option Plan, have the following meanings:

          Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

          Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

          Board of Directors means the Board of Directors of the Company.

          Code means the United States Internal Revenue Code of 1986, as amended.

          Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

          Common Stock means shares of the Company's common stock, $.008 par value per share.

          Company means Ibis Technology Corporation, a Massachusetts corporation.

          Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

          Fair Market Value of a Share of Common Stock means:

             (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the trading day immediately preceding the applicable date;

             (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market for the trading day on which Common Stock was traded immediately preceding the applicable date; and

             (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

          ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

          Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

          Non-Qualified Option means an option which is not intended to qualify as an ISO.

          Option means an ISO or Non-Qualified Option granted under the Plan.

          Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

          Participant means a Key Employee, director or consultant to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

          Plan means this Ibis Technology Corporation 1997 Employee, Director and Consultant Stock Option Plan.

          Shares means shares of the Common Stock as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

          Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

2.  Purposes of the Plan.

     The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options.

3.  Shares Subject to the Plan.

     The number of Shares which may be issued from time to time pursuant to this Plan shall be 750,000, or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan.

     If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.  Administration of the Plan.

     The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

          a. Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

          b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

          c. Determine the number of Shares for which an Option or Options shall be granted, provided, however, that in no event shall Options to purchase more than 500,000 Shares be granted to any Participant in any fiscal year; and

          d. Specify the terms and conditions upon which an Option or Options may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee.

5.  Eligibility for Participation.

     The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Option shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the delivery of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.

6.  Terms and Conditions of Options.

     Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto.

     A. Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

          a. Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

          b. Each Option Agreement shall state the number of Shares to which it pertains;

          c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

          d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

             i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

             ii. The Participant or the Participant's Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

          e. Directors' Options: Upon the adjournment of each Annual Meeting or Special Meeting in Lieu of an Annual Meeting of the shareholders of the Company (collectively, the "Annual Meeting"), commencing upon the adjournment of the Annual Meeting to be held in 1998, each person who is not an employee of the Company or of an Affiliate who is serving as a Director of the Company upon the adjournment of such Annual Meeting shall be granted a Non-Qualified Option to purchase 1,250 Shares, provided, however, a person who is not an employee of the Company or of an Affiliate who is first elected to serve as a Director of the Company at any meeting of stockholders other than the Annual Meeting or at any meeting of the Board of Directors (or by the unanimous written consent of the Directors) pursuant to the Company's Restated Articles of Organization and its Restated By-Laws shall be granted a Non-Qualified Option to purchase 1,250 Shares upon such election. Each such Option shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten (10) years, and (iii) become exercisable immediately prior to the occurrence of the Annual Meeting following the date the Option is granted. Notwithstanding the provisions of Paragraph 23 concerning amendment of the Plan, the provisions of this subparagraph shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

             B. ISOS: Each Option intended to be an ISO shall be issued only to a Key Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue
        Service:

          a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (e) thereunder.

          b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

             i. Ten percent (10%) OR LESS of the total combined voting power of all classes of share capital of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

             ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the said Fair Market Value on the date of grant.

          c. Term of Option: For Participants who own

             i. Ten percent (10%) OR LESS of the total combined voting power of all classes of share capital of the Company or an Affiliate, each Option shall terminate not more than ten (10) years from the date of the grant or at such earlier time as the Option Agreement may provide.

             ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five (5) years from the date of the grant or at such earlier time as the Option Agreement may provide.

          d. Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

7.  Exercise of Options and Issue of Shares.

     An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b),
(c) and (d) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

     The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

     The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

8.  Rights as a Shareholder.

     No Participant to whom an Option has been granted shall have rights as a shareholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise and registration of the Shares in the Company's share register in the name of the Participant.

9.  Assignability and Transferability of Options.

     By its terms, an Option granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement. The designation of a beneficiary of an Option by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

10. Effect of Termination of Service Other Than "For Cause" or Death or Disability.

     Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

          a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

          b. Except as provided in Subparagraph (c) below, or Paragraph 12 or 13, in no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

          c. The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

          d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause", then such Participant shall forthwith cease to have any right to exercise any Option.

          e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

          f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

11.  Effect of Termination of Service "For Cause."

     Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

          a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated "for cause" will immediately be forfeited.

        b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

        c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Option is forfeited.

        d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

12.  Effect of Termination of Service for Disability.

     Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

        a. To the extent exercisable but not exercised on the date of Disability; and

        b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

     A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

     The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

13.  Effect of Death While an Employee, Director or Consultant.

     Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

          a. To the extent exercisable but not exercised on the date of death;
             and

          b. In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

     If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

14.  Purchase for Investment.

     Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

          a. The person(s) who exercise(s) such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

             "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

          b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

15.  Dissolution or Liquidation of the Company.

     Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation.

16.  Adjustments.

     Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which has not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement:

     A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such events. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6(A)(e) shall also be proportionately adjusted upon the occurrence of such events.

     B. Consolidations or Mergers. If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the "Successor Board"), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph), within a specified number of days of the date of such notice, at the end of which period the Options shall terminate; or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (either to the extent then exercisable or, at the discretion of the Administrator, all Options being made fully exercisable for purposes of this Subparagraph) over the exercise price thereof.

     C. Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company (other than a transaction described in Subparagraph B above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Option had been exercised prior to such recapitalization or reorganization.

     D. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

17.  Issuances of Securities.

     Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18.  Fractional Shares.

     No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

19.  Conversion of ISOs Into Non-Qualified Options; Termination of ISOs.

     The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

20.  Withholding.

     In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 21), the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

21.  Notice to Company of Disqualifying Disposition.

     Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key

Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.  Termination of the Plan.

     The Plan will terminate on the date which is ten (10) years from the EARLIER of the date of its adoption and the date of its approval by the shareholders of the Company. The Plan may be terminated at an earlier date by vote of the shareholders of the Company; provided, however, that any such earlier termination shall not affect any Option Agreements executed prior to the effective date of such termination.

23.  Amendment of the Plan and Agreements.

     The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

24.  Employment or Other Relationship.

     Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

25.  Governing Law.

     This Plan shall be construed and enforced in accordance with the law of The Commonwealth of Massachusetts.

                          IBIS TECHNOLOGY CORPORATION

    THIS PROXY IS BEING SOLICITED BY IBIS TECHNOLOGY CORPORATION'S BOARD OF
                                   DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated March 31, 1998 in connection with the Annual Meeting to held at 10:00 a.m. on Thursday, May 14, 1998, at the offices of Ibis Technology Corporation (the "Company") at 32 Cherry Hill Drive, Danvers, Massachusetts 01923 and hereby appoints Martin J. Reid and Debra L. Nelson, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of the Company registered in the name provided herein which the undersigned is entitled to vote at the 1998 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3 AND 4.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

Election of Class I Directors (or if any nominee is not available for election, such substitute as the Board of Directors may designate):

Nominees: Dimitri Antoniadis Robert L. Gable Martin J. Reid.

SEE REVERSE SIDE FOR PROPOSALS 1, 2, 3 and 4. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

[X] Please mark votes as in this example.

The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1. Election of three (3) Class I Directors: Dimitri Antoniadis, Robert L. Gable and Martin J. Reid

       [ ] FOR      [ ] WITHHELD      [ ] For all nominees except as noted above

                                                                See Reverse Side

2. Proposal to approve the adoption of the Company's 1997 Employee, Director and Consultant Stock Option Plan and the reservation of 750,000 shares of Common Stock for Stock Options which may be granted under the 1997 Plan.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. Proposal to Ratify the Appointment of KPMG Peat Marwick LLP as the Company's independent public accountants for the fiscal year ending December 31, 1998.

             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. Proposed to approve an amendment to the Company's Articles of Organization to increase the number of authorized shares of Common Stock from 10,000,000 shares to 20,000,000 shares.
             [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

                                                Signature  Date ____________

                                                Signature  Date ____________

                                                Please sign exactly as name(s)
                                                appears hereon. Joint owners
                                                should each sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such.